Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated June 21, 2021, relating to the consolidated financial statements of NetApp, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended April 30, 2021.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

December 2, 2021